UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2009
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3601 E. University Drive, Phoenix, Arizona 85034
(Address of Principal Executive Offices) (Zip Code)
(602) 437-1520
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 9, 2009, in connection with the settlement agreement (the “Agreement) between White Electronic Designs Corporation (the “Company”) and Wynnefield Partners Small Cap Value, L.P., and its affiliates (“Wynnefield Partners”), Caiman Partners, L.P., and its affiliates (“Caiman Partners”), and Kahn Capital Management LLC (“Kahn Capital”) (Wynnefield Partners, Caiman Partners, and Kahn Capital, collectively, the “Shareholder Group”) which, among other things, terminated the Shareholder Group’s proxy solicitation, the Company’s Board of Directors (the “Board”) appointed Brian Kahn and Melvin L. Keating as members of the Board. Messrs. Kahn and Keating were nominated by the Shareholder Group pursuant to the terms of the Agreement. With these additions, the Company’s Board currently has 7 members. Mr. Kahn will serve on the Board’s Corporate Governance and Nominating Committee, Compensation Committee and Strategic Alternatives Committee. Mr. Keating will serve on both the Board’s Audit Committee and Operations Review Committee.
     As newly appointed directors, Messrs. Kahn and Keating each received on the date of their appointment an automatic initial grant of 15,000 shares of Restricted Stock pursuant to (and subject to all the terms and conditions of) the Company’s 2006 Director Restricted Stock Plan. In addition, Messrs. Kahn and Keating will receive Board fees consistent will all other non-employee directors which includes: (i) $8,000 for each quarter of service; (ii) $1,250 for each quarterly Board meeting attended; (iii) $500 for each special meeting attended (including committee meetings); and (iv) reimbursement for related travel expenses.
     The Agreement, entered into on February 4, 2009, resulted in the Shareholder Group: (i) terminating its proxy solicitation; (ii) withdrawing its proposed slate of nominees for the Board at the Company’s 2009 Annual Meeting of Shareholders; (iii) and requiring the Shareholder Group to vote all of its shares in favor of the Board’s director nominees at the 2009 Annual Meeting of Shareholders. In addition, pursuant to the terms of the Agreement, among other things, the Company agreed:
•	to expand the Board from five members to seven members, with the two new members of the Board being designated by the Shareholder Group;

•	that at least one of the new members being appointed to the Board will join each of the Board’s standing committees;

•	to seek shareholder approval at the Company’s 2009 Annual Meeting of Shareholders to amend its Restated Articles of Incorporation to enable shareholders representing more than 50% of the Company’s outstanding shares to amend the Company’s Amended and Restated Bylaws;

•	to amend its Amended and Restated Bylaws to provide that shareholders representing at least 30% of the Company’s outstanding shares may call a special meeting of the Company’s shareholders; and

•	that its Compensation Committee will continue to examine and consider the use of performance-based criteria with respect to future equity awards.
     In connection with the Agreement, the Shareholder Group filed an amendment to its Schedule 13D, terminating its status as a group. The Agreement also includes certain standstill provisions that are binding until the 2010 Annual Meeting of Shareholders including a prohibition on Kahn Capital and Caiman Partners taken together, or Wynnefield Partners, from acquiring more than 9.9% of the outstanding shares of the Company’s common stock. On the date of execution of the Agreement, the Shareholder Group owned approximately 9.8% of the Company’s outstanding shares of common stock.
     A copy of the Agreement is filed with this Form 8-K and is attached hereto as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement. On February 4, 2009, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement dated February 4, 2009, by and among White Electronic Designs Corporation, Wynnefield Partners Small Cap Value, L.P., Caiman Partners, L.P., and Kahn Capital Management LLC.

99.1	Press release, dated February 4, 2009, entitled “White Electronic Designs and Shareholder Group Reach Agreement.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: February 11, 2009	By:	/s/ Roger A. Derse
Roger A. Derse
Interim Office of the President, Vice President and Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated February 4, 2009, by and among White Electronic Designs Corporation, Wynnefield Partners Small Cap Value, L.P., Caiman Partners, L.P., and Kahn Capital Management LLC.

99.1	Press release, dated February 4, 2009, entitled “White Electronic Designs and Shareholder Group Reach Agreement.”